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                                                                    Exhibit 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Verso Technologies, Inc.:

We consent to the inclusion of our report dated February 19, 1999, with respect to the consolidated balance sheets of Cereus Technology Partners, Inc. (formerly AIM Group, Inc.) and Subsidiaries as of December 31, 1998 and the related consolidated statements of earnings, stockholders' equity, and cash flows for the year then ended, which report has been incorporated by reference in the Form S-3 Registration Statement of Verso Technologies, Inc.


                                             /s/ Moore Stephens Frost
                                             ------------------------------
                                             Moore Stephens Frost

Little Rock, Arkansas
October 19, 2001